Exhibit 16.1

March 3, 2021

UHY Shtainmetz Aminoach & Co., CPA
Yigal Alon St. 88, Tel-Aviv Yafo, Israel

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by MeaTech 3D Ltd. under the caption “Change in Accountants” included in its Registration Statement on Form F-1. We agree with the statements concerning our firm in such Form F-1.

Very truly yours,

/s/UHY Shtainmetz Aminoach & Co., CPA
UHY Shtainmetz Aminoach & Co., CPA